COMPENSATION AGREEMENT

Reference is made to the Agreement and Plan of Merger dated August 7, 2000, by and among Ebiz Enterprises, Inc., a Nevada corporation ("Ebiz"), LinuxMall.com, Inc., a Delaware corporation ("LMI"), and Linux Mall Acquisition, Inc., a Delaware corporation ("Merger Sub") (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings designated in the Merger Agreement.

Ebiz acknowledges that certain LMI Employees and LMI Consultants (each as defined on SCHEDULE A attached hereto) have agreed to receive a portion of their compensation for services rendered to LMI as such compensation is described on the attached SCHEDULE A ("Compensation"), whether such Compensation is accrued or unaccrued as of the date hereof, in the form of shares of Ebiz Common Stock.

Ebiz hereby agrees that no later than 60 days following the Closing Date of the Merger (the "Payment Date"), it shall issue (i) one (1) share of Ebiz Common Stock to each LMI Employee for each $1.10 of Compensation actually due and owing such LMI Employee as of the Payment Date, and (ii) a determined number ("N") of shares of Ebiz Common Stock to each LMI Consultant, according to the following formula:

                                      C
                                 N = ---
                                      M

     Where:            N =  Number of shares of Ebiz Common Stock

                       C =  Total dollar value of  Compensation  due and
                              owing such LMI Consultant as of the Payment Date

                       M =  Market value, in dollars, of one (1) share of Ebiz
                              Common Stock as of the Payment Date

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
     IN WITNESS WHEREOF, the undersigned has caused this Compensation Agreement to be executed and delivered as of the date indicated below.


Dated October 5, 2000                   EBIZ ENTERPRISES, INC.



                                        By: /s/ Jeffrey I. Rassas
                                           -------------------------------------
                                        Name: Jeffrey I. Rassas
                                        Title Chief Executive Officer


                                        LINUXMALL.COM, INC.


                                        By: /s/ David Shaw
                                           -------------------------------------
                                        Name: David Shaw
                                        Title Chief Executive Officer

                                   SCHEDULE A

     LMI EMPLOYEES/CONSULTANTS         COMPENSATION DUE AS OF THE PAYMENT DATE
     -------------------------         ---------------------------------------
1.   All employees of LMI as of        15% of the monthly compensation of each
     July 7, 2000 (the                 such employee for the period running
     "LMI Employees").                 from July 7, 2000 until the Payment Date

2.   Revision, Inc. and GD&A (the      Amounts due as of the Payment Date for
     "LMI Consultants")                services rendered by Revision and GD&A,
                                       not to exceed $160,000.